                                                                     EXHIBIT 22

                        PARENTS AND SUBSIDIARIES

      There are no parents of the Company. There is no subsidiary for which separate financial statements are filed. The following list includes the Company and its subsidiaries, all of which are included, in the consolidated financial statements.

                                       State or            Percentage of
                                       Country of          Voting Securities
Name                                   Incorporation       Owned by the Company
Oneida Ltd.                            New York

Oneida Canada, Limited                 Canada              100

Camden Wire Co., Inc.                  New York            100

Buffalo China, Inc.                    New York            93

Kenwood Silver Company, Inc.           New York            100

Oneida Mexicana, S.A. de C.V.          Mexico              100

Oneida Distribution Services, Inc.     New York            100

Oneida International, Inc.             Delaware            80